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                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of the 30th day of April, 1998, is made by and between Peter Seidler residing at 10 Sheridan Square, Apartment 11A, New York, New York 10014 (hereinafter the "Employee") and Razorfish, Inc., a New York Corporation having its principal executive offices at 107 Grand Street, Third Floor, New York, NY 10013 (hereinafter the "Company").

          WHEREAS, Company desires to employ Employee and Employee desires to accept such employment on the terms set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Position and Responsibilities.
          -----------------------------

          1.1 During the Term, as hereafter defined, Company agrees to employ Employee to render Employee's exclusive services as both Company's Chief Creative Officer and as the Solutions Director of Razorfish Solutions New York, and Employee agrees to perform such services for and at the direction of Company on the terms and conditions hereinafter set forth. During the Term, Employee shall render such services as are requested from time to time by Company, and Employee shall perform the duties assigned to Employee hereunder.

          1.2 Employee shall, to the best of Employee's ability, devote Employee's full business time and best efforts to the performance of Employee's duties hereunder and the business and affairs of Company in accordance with the reasonable instructions and directions of Company in all matters, including those involving creative decisions and judgments, and, in doing so, shall duly, punctually and faithfully perform and observe any and all rules and policies which Company may now or shall hereafter establish governing the conduct of its business so long as such rules and policies are reasonable and applied on a non-discriminatory basis.

          1.3 Company shall not relocate Employee, without Employee's prior consent, beyond a radius of seventy-five (75) miles of the New York metropolitan area.

     2.   Term of Employment.
          ------------------

          2.1 The Term of this Agreement shall commence as of the date hereof and continue through and including December 31, 2001, unless sooner terminated by Company as provided in Section 2.2 (the "Initial Term"). After the expiration of the Initial Term, Employee's employment shall continue on an at-will basis unless and until it is terminated by either party, effective at any time on or after the expiration of the Initial Term, on thirty (30) days prior notice. The Initial Term together with the period of Employee's employment hereunder after the expiration of the Initial Term shall constitute the "Term" hereof.
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          2.2  Company shall have the right, upon written notice to Employee, to terminate Employee's employment and the Term hereof at any time for cause, as defined in Section 2.3 below, provided, however, that such termination shall not affect or limit Company's rights under Sections 4, 6 and 7 hereof.

          2.3  For purposes of Section 2.2 above, "cause" shall mean:

               (a) material breach by Employee of this Agreement, provided, that solely with respect to any such material breach which is capable of being cured, Company has given Employee written notice specifying such failure and:

                    (1) Employee fails to cure the same within thirty (30) days after Employee's receipt of such notice; or

                    (2) if such failure is not capable of being cured within said thirty (30) day period:

                         (A)  Employee fails to take reasonable steps and to
proceed with diligence to cure the same within such thirty (30) day period; or

                         (B)  if Employee has taken reasonable steps and
proceeded with diligence to cure the same within such thirty (30) day period but has failed to cure the same no later than forty-five (45) days after Employee's receipt of notice with respect thereto;

               (b) gross negligence, gross neglect of duties, gross insubordination Employee's unauthorized appropriation of Company's property, violation of any law which has or would reasonably be expected to have a material adverse effect upon the Company, conviction of or plea of no contest to any felony involving moral turpitude and habitual insobriety, drug abuse or excessive absenteeism.

          2.4 Subject to Section 2.2, Employee's employment under this Agreement shall terminate immediately upon Employee's death, without further notice, provided, however, that Employee's base salary hereunder shall continue to be paid by Company to Employee's designated beneficiary for the period of twelve (12) months immediately following Employee's death. Subject to Section 2.2, if Employee becomes disabled from performing Employee's duties under this Agreement, Company may terminate Employee's employment under this Agreement. For purposes of this Section 2.4, Employee may be deemed to be disabled if Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three (3) months or six (6) months in any twelve (12) month period.

     3.   Compensation.
          ------------

          3.1 (a) During the Term of this Agreement, Company shall pay to Employee a base salary at an annual rate of One Hundred Twenty-Five Dollars ($125,000), payable in

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installments in accordance with Company Policy. The Board of Directors shall review the base salary annually in the Initial Term and no less frequently than semi-annually thereafter, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors. However, the Board is not obligated to provide for any increases.

               (b) Company shall pay Employee an amount equal to Fifty Thousand Dollars ($50,000) as a signing bonus upon complete execution of this agreement.

          3.2 (a) Beginning June 15, 1998, Employee shall be eligible from time to time to receive bonuses. Eligibility will be determined through a review process that will consider Employee's work performance and contribution to Company, and Company's performance, as determined by, and at the discretion of the Board of Directors. Employee performance reviews will be conducted by Company in accordance with Company policy.

               (a) Notwithstanding the terms of paragraph 3.2(a) to the contrary, Company and Employee hereby acknowledge that Company intends to establish a so-called "Executive Bonus Pool" to provide the Company's key executives with the opportunity to share in the Company's profits after taxes. Participation in the Executive Bonus Pool will be granted in the discretion of the Board of Directors of the Company (or a Committee thereof) and is expected to be granted principally to recognize professional performance over the preceding fiscal year. Employee will be eligible to participate in the Executive Bonus Pool, when implemented, on par with Company's "key executives" as such term is generally understood by Company .

          3.3 (a) Company shall reimburse Employee for reasonable business expenses incurred on behalf of Company upon presentation of appropriate receipts, including, without limitation, entertainment of clients and guests of Company as deemed appropriate in the sole discretion of Company, cellular phone charges and online access charges.

               (b) Company shall provide to Employee for Employee's use for business purposes during the Term hereof in connection with the payment of the expenses described in Section 3.3(a) above a corporate charge card (e.g., American Express or Visa).

               (c) Employee shall be entitled to participate in the sports and fitness gymnasium membership program offered to all Company employees.

               (d) The Company shall provide to Employee for Employee's use during the Term hereof one (1) desktop computer and one (1) portable computer together with appropriate peripherals.

               (e) The Company shall provide to Employee for Employee's use during the Term hereof a private office and access to an administrative assistant and all such other prerequisites which are or shall from time to time be deemed by Company to be commensurate with Employee's title and position hereunder.

               (f) The Company shall reimburse Employee for the reasonable costs and expenses incurred in connection with the attendance by Employee no more than once during any year of the Term at the Harvard Business School Management Training Course, provided,

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however, that Employee's attendance at such program shall not materially interfere with the performance by Employee of Employee's services hereunder.

          3.4 In addition to the compensation and benefits payable to Employee pursuant to Section 3.1, Section 3.2 and Section 3.3 above, Employee shall:

               (a) participate in any benefits which Company from time to time may offer to or provide for its employees generally, including, but not limited to, participation in pension plans and hospitalization, disability and medical benefit plans. The Board of Directors may in its sole discretion increase insurance coverage for all employees as permitted by business conditions. However, the Board is not obligated to provide any increases;

               (b) be entitled to four (4) weeks vacation accrued in accordance with Company's rules and policies; and

               (c) be entitled to receive stock of Company in accordance with the terms and conditions of the Stock Option Agreement attached hereto as Exhibit A and the Stock Restriction Agreement attached hereto as Exhibit B.

          3.5 Employee recognizes that the compensation, benefits and other amounts provided by Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes (excluding Company's portion of FICA) shall be the responsibility of Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

     4.   Ownership of and Rights to Proprietary Information.
          --------------------------------------------------

          4.1 Employee hereby agrees to assign and does assign to Company all of Employee's right, title and interest in any and all proprietary information discovered, conceived, developed, created or reduced to practice by Employee personally or jointly with others in the course of performing services under this Agreement. Employee agrees to disclose to Company the existence of all such proprietary information, and further agrees to execute and deliver promptly all proper papers and perform a proper legal acts without expense to Employee (including, without limitation, the assignment by Employee to Company of rights) which Company deems necessary or desirable to vest in Company all of Employee's right, title and interest in and to such proprietary information, to enable Company to file patent applications, and obtain and maintain Letters Patent with respect to patentable material and to enable Company to confirm or perfect its rights in copyrightable material. Employee agrees that all proprietary information which is subject to United States Copyright Law is a "work made for hire," and in the event that it is determined that any such work is deemed not to be a work made for hire, the foregoing assignment and agreement to assign shall apply.

          4.2 Company agrees that it shall have no right, title or interest in any proprietary information for which no equipment, supplies, facility or trade secret information of Company was used, or which was developed entirely apart from the services performed by

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Employee under this Agreement, or which does not relate to or result from
Employee's work under this Agreement. Employee represents that, except as disclosed to Company in writing, all material created or submitted by Employee for or to Company (excluding any material which is assigned by Company to Employee for preparation) shall not be subject to an obligation of confidentiality in favor of, or infringe upon or violate any rights of any third person, including but not limited to any right or interest in any copyright, patent or trade secret rights.

          4.3 "Proprietary information," for purposes of this Agreement, includes but shall not be limited to any trade secret (as defined in the Uniform Trade Secrets Act), any inventions, improvements and ideas, whether or not patentable, or know-how relating thereto, any material which is protected by copyright and any other Confidential Information (as defined in paragraph 6.3 below).

     5.   Name and Likeness.  Company shall have the right to use Employee's
          -----------------
name as well as Employee's biography and likeness in the form approved by Employee in connection with its business, including in advertising its products and services, and may, with Employee's permission, which shall not be withheld unreasonably, grant this right to others, but not for use as a direct endorsement.

     6.   Confidentiality.
          ---------------

          6.1 Employee shall not, during the Term and thereafter, disclose confidential information of Company (other than to an employee of Company or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of services hereunder) and shall not use confidential information of Company for any purpose beyond the performance of services under this Agreement without the prior written consent of Company. All confidential information shall remain the property of Company. Upon expiration or termination of employment, Employee shall return to Company all documents, records, plans, designs, notebooks and other evidences, including all copies thereof, of information, including proprietary information or confidential information, obtained by Employee during employment.

          6.2 The obligation of confidentiality under this Agreement shall not apply to information which Employee can show from documented records is or becomes generally available to the public without fault of Employee, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

          6.3 "Confidential information," for purposes of this Agreement shall mean all information maintained in confidence by Company. It includes, but is not limited to, all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use. It includes, but is not limited to, proprietary information and information relating to such business matters as research and development, manufacturing processes, management systems and techniques, the identity and profiles of customers and suppliers and sales and marketing plans and information. Such information may be marked as confidential or proprietary, or received under circumstances

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reasonably interpreted as imposing an obligation of confidentiality. Such information does not lose its status as confidential information merely because it was known by a limited number of persons or entities or because it was not entirely originated by Company. Employee acknowledges that the confidential information of Company is a valuable, special and unique asset of Company, and that any disclosure of such confidential information may be materially damaging to Company.

     7.   Restrictions on Competitive Activities. Employee acknowledges that
          --------------------------------------
Employee will have access to significant confidential and valuable information which can be used unfairly and to the harm of Company by present or potential competitors in the digital new media industry. Employee therefore agrees as follows:

          7.1 (a) During the Term hereof, Employee will not render services or give advice to, affiliate with (as an employee, shareholder, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in significant part, any other person or organization which is engaged in or about to become engaged in commercial development of digital new media products or services, including developing home pages, web sites or other interactive environments on the World Wide Web, or any proprietorship, partnership, corporation or other entity which is engaged anywhere in the world in developing, owning or operating any such environment (a Conflicting Organization).

               (b) Notwithstanding the terms of paragraph 7.1 (a) above, Employee shall not be prohibited from:

                    (1) investing in securities of any company that is listed on a national securities exchange or traded on The NASDAQ Stock Market, provided that Employee does not hereafter own, or have the right to acquire, more than five (5%) of the outstanding voting securities of such company; and

                    (2) authoring for publication books and periodical articles.

          7.2 For a period of six months after termination with cause by Company of Employee's employment or for a period of six months after the termination by Employee of Employee's employment prior to the expiration of the Term, without prior written approval of Company's Board of Directors, which shall not be withheld unreasonably, Employee will not:

                    (i) render services or give advice to, or affiliate with (as an employee, shareholder, lender, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization. Notwithstanding the foregoing, if the business of the Conflicting Organization has separate and distinct divisions, Employee may, following termination of such employment, render services or give advice to, or affiliate with, a division which would not itself constitute a Conflicting Organization if, prior thereto, Company receives written assurances satisfactory to Company from the Conflicting Organization and Employee that Employee will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization; or

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                    (ii)   solicit, endeavor to induce the termination of
     employment of, or otherwise interfere with the relationship of Company with, any person who is employed by or otherwise engaged to perform services for Company, or any person or entity who is, or was within the term of this Agreement, a customer or client of Company, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization. For the purposes of this Section, Company shall mean and include Company's distributors and suppliers.

          7.3 During the periods described in Sections 7.1 and 7.2, Employee will not assist or encourage, directly or indirectly, any other person to carry out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by Employee, either directly or indirectly; and in particular Employee agrees that Employee will not induce, directly or indirectly, any shareholder of Company to carry out, directly or indirectly, any such activity.

     8.   Equitable Remedies. Employee acknowledges and agrees that Company will
          ------------------
not have an adequate remedy at law in the event of any breach by Employee of Sections 4, 6 and 7 and Company shall therefore be entitled, in addition to any other remedies that may be available, to injunctive and/or other equitable relief to prevent or remedy a breach of such sections by Employee.

     9.   Miscellaneous.
          -------------

          9.1 Survival. Employee's duties under Sections 4, 6 and 7 shall survive termination of Employee's employment with Company to the extent provided under such Section.

          9.2 Assignment. Company may, at its election, assign this agreement or any of its rights hereunder to any subsidiary, affiliate or division of Company, or to any entity which acquires a controlling interest in Company by merger or otherwise. No such assignment shall relieve Company of its obligations hereunder, it being understood and agreed that Company shall remain, and its permitted assignees shall be, each, primarily liable with respect thereto.

               This Agreement and the rights and obligations of the Company shall bind and inure to the benefit of any successor or assign of Company. This Agreement and the rights or benefits hereunder may not be assigned by Employee.

          9.3 Interpretation. In case any one or more of the provisions contained in the Agreement shall be held to be invalid, illegal or unenforceable in any respect, for any reason, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall be held to be excessively broad, for any reason, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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          9.4  Notices. Any notice which Company is required or may desire to give to Employee shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at his address of record with Company or at such other place as Employee may from time to time designate in writing. Any notice which Employee is required or may desire to give to Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to Company at its principal office, or at such other office as Company may from time to time designate in writing. The date of personal delivery or the date of mailing such notice shall be deemed to be the date of delivery thereof.

          9.5 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions of this Agreement.

          9.6 Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

          9.7 Applicable Law. This Agreement has been negotiated in, and shall be governed by, the internal laws of the State of New York.

          9.8 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

          9.9 Expectations Regarding Employment, Service as Officer or Director and Ownership of Shares of Company.

                    (i) COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT EXPRESSES ALL OF THE EXPECTATIONS BETWEEN EMPLOYEE AND COMPANY REGARDING THE TERM OF EMPLOYEE'S EMPLOYMENT AND EMPLOYEE'S AND COMPANY'S RIGHT TO TERMINATE THAT EMPLOYMENT. EMPLOYEE SHALL HAVE NO GREATER RIGHTS AS AN EMPLOYEE OR AS AN OFFICER, DIRECTOR OR SHAREHOLDER, AS THE CASE MAY BE, OF COMPANY (OR OF ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF COMPANY) THAN ANY OTHER PERSON WHO IS NOT RELATED TO COMPANY OR SUCH AFFILIATE IN MORE THAN ONE SUCH CAPACITY. COMPANY HEREBY ADVISES EMPLOYEE THAT COMPANY WOULD NOT ENTER INTO THIS AGREEMENT OR ELECT EMPLOYEE AS AN OFFICER OR DIRECTOR, AS THE CASE MAY BE, IF EMPLOYEE HAD ANY EXPECTATION THAT EMPLOYEE'S OWNERSHIP OF STOCK OR SERVICE AS AN OFFICER OR DIRECTOR WOULD ENTITLE EMPLOYEE TO CONTINUED EMPLOYMENT WITH (OR CONTINUED STATUS AS AN OFFICER OR DIRECTOR OF) COMPANY OR ANY AFFILIATE OF COMPANY OTHER THAN AS SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING SENTENCES, EMPLOYEE ACKNOWLEDGES THAT COMPANY, IN ITS SOLE DISCRETION, MAY DECLINE IN THE FUTURE

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     TO RENEW HIS EMPLOYMENT UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON.

               (ii) EMPLOYEE CONFIRMS THAT EMPLOYEE HAS REVIEWED THIS AGREEMENT CAREFULLY AND UNDERSTANDS IT. EMPLOYEE FURTHER CONFIRMS THAT EMPLOYEE HAS CONSULTED WITH OR BEEN AFFORDED AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REPRESENTING EMPLOYEE CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG EMPLOYEE, COMPANY AND ANY OF ITS PRESENT OR PROSPECTIVE SHAREHOLDERS AND/OR DIRECTORS, WHICH MAY HAVE BEEN ENTERED INTO SUBSTANTIALLY CONTEMPORANEOUSLY WITH THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have hereunto set their hand as of the date first set forth above.

                              /s/ Peter Seidler
                              ----------------------------
                              PETER SEIDLER


                              RAZORFISH, INC.

                              BY:/s/ Jeffrey A. Dachis
                                 -------------------------
                              Authorized Officer

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